EX-4.1

            Amendment to Exchange Agreement dated as of May 8, 2002
               by and between World Heart Corporation and Edwards
                                Lifesciences LLC




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                         AMENDMENT TO EXCHANGE AGREEMENT


     THIS AMENDMENT TO EXCHANGE AGREEMENT ("Amendment") is dated as of May 8, 2002 (the "Effective Date"), by and between WorldHeart Corporation, an Ontario corporation ("World Heart") and Edwards Lifesciences LLC, a Delaware limited liability company ("Edwards").


RECITALS

     A. Edwards and World Heart entered into that certain Exchange Agreement dated as of May 24, 2000 ("Original Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Agreement. The Original Agreement together with this Amendment shall be referred to herein as the "Agreement" and references to the "Agreement" in the Original Agreement shall include this Amendment.

     B. Pursuant to the Original Agreement, Edwards received a right to exchange Put Shares of the preferred stock of World Heart Inc., a Delaware corporation.

     C. Edwards and WorldHeart now desire to amend the Original Agreement and to agree to amend the terms of Edwards' Put Shares upon the terms and conditions contained herein.

AMENDMENT

     NOW THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Section 2a. The first sentence of Section 2a of the Original Agreement is hereby deleted in its entirety and the following language inserted in place thereof:

               "(a) For a period of two (2) years,  commencing  on the
          third anniversary of the Initial Issue Date (the "Put Notice Period"), Edwards shall have the right (the "Put Right") to require WorldHeart to acquire all, but not less than all, of the Put Shares in exchange for 4,981,128 shares of
          WorldHeart Common Shares (or such number as may be determined pursuant to the adjustments provided in Section 3 hereof)(the "WorldHeart Shares")."

     2. Covenant to Reduce Dividend Rate of Put Shares. As consideration for the delay and extension of the Put Notice Period, the parties hereby agree that the dividend of the Put Shares shall be decreased effective as of July 1, 2002 by one percent (1%) from the levels set forth in that certain Certificate of Designation of Series A Cumulative Participating Preferred Stock of World Heart Inc. executed on June 29, 2000. Edwards and WorldHeart each agree to execute any and all consents reasonably required for the implementation of the agreement contained in this paragraph.

     3. Entire Agreement; No Waiver. This Amendment and the Original Agreement contain the entire agreement between the parties relating to the subject matter hereof. None of the terms of this Amendment or the Original Agreement shall be deemed to be waived or amended by either party unless such waiver or amendment specifically references this Amendment and the Original Agreement and is in writing signed by the party to be bound. Waiver by either party of any default by the other will not be deemed a waiver by such party of any default by the other that may thereafter occur.

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     4. No Additional  Modification of Original  Agreement.  Except as expressly set forth in this Amendment, the Original Agreement shall remain unmodified and in full force and effect. In the event of any conflict, ambiguity or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Original Agreement, the terms and provisions of this Amendment shall govern and control.

     5. Governing Law; Severability. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

     6.  Counterparts.   This  Amendment  may  be  executed  in  any  number  of
counterparts, each of which shall be considered an original and all of which shall constitute one and the same instrument.

[signature page follows]

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     IN WITNESS WHEREOF, authorized representatives of the parties have executed this Amendment as of the Effective Date.



                   WORLD HEART:          World Heart Corporation,
                                         an Ontario corporation

                                         By: /s/ Roderick M. Bryden
                                            -----------------------
                                            Title: President and CEO


                   EDWARDS:               Edwards Lifesciences LLC,
                                          a Delaware limited liability company

                                          By: /s/ Jay P. Wertheim
                                             -----------------------------------
                                             Title: Vice President
                                             -----------------------------------

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